Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Holdings Announces First Quarter 2014 Revenue and Financial Results

CARLSBAD, CA, April 30, 2014 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that provides physician-inspired solutions for patients with spinal disorders, announced today financial results for the first quarter ended March 31, 2014.

•	First quarter consolidated net revenues of $49.2 million.

•	First quarter adjusted EBITDA of $6.7 million, 13.6% of revenue.

•	Reiterates 2014 revenue guidance of $208 million to $215 million and adjusted EBITDA guidance of $30 million to $33 million.

Highlights of Alphatec’s First Quarter 2014

•	U.S. hospital non-biologics implant volume grew 15% over the first quarter of 2013, driven primarily by increased uptake of interbody solutions such as Novel and Alphatec Solus, as well as Zodiac Deformity.

•	Sales from less-invasive product solutions increased approximately 10% from the first quarter of 2013, driven primarily by strong uptake of Illico MIS in Japan.

•	Solid international business accounted for 35% of total revenues.

•	Arsenal™ U.S. FDA 510(k) clearance received – a new spinal fixation system providing a comprehensive solution for complex degenerative conditions.

•	CoreX™ launched – a minimally invasive biologics product for harvesting and providing autologous bone, which is the gold standard for achieving a solid spine fusion.

•	DiscoCerv® cervical disc prosthesis approved and launched in China – first patient successfully treated in March.

•	Gross margin improvement of 280 basis points over the first quarter of 2013 to 67.7%.

“We are pleased with our bottom line results in the first quarter given that revenues were affected by our planned exit from the French market, loss of revenue contributions from PureGen in Q1 2013, and the effect of severe weather across the U.S.,” said Les Cross, Chairman and CEO of Alphatec. “Our strong adjusted EBITDA and margin expansion in the first quarter represents our continued focus on driving operational efficiencies and fiscal discipline across the organization. We remain focused on building a track record of operational execution and advancing our long-term strategy of delivering 20% non-GAAP adjusted EBITDA margin and continued gross margin expansion.”

“A key lever in delivering on this strategy is growing the topline through surgeon uptake of our innovative technologies,” Mr. Cross added. “I am very pleased with the progress we have made in the first quarter to expand our portfolio globally. Our strategic focus on driving the adoption of our less-invasive solutions, combined with the demonstrated benefits of our biologics

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offerings, will be further advanced through these new additions to our comprehensive portfolio and recent approvals in certain key markets. In the coming weeks we will refocus our efforts to reinvigorate growth in our U.S. business. We look forward to training surgeons on the unique value and benefits of our new and existing products that can help patients across the world regain their active lifestyles and live better.”

Quarter Ended March 31, 2014

Consolidated net revenues for the first quarter of 2014 were $49.2 million, down 2.5% compared to $50.4 million reported for the first quarter of 2013, or down approximately 1% on a constant currency basis. The Company’s exit of the French market, lack of revenue contributions from PureGen, which the Company discontinued selling in the first quarter of 2013, and higher-than-normal surgical procedure cancellations due to poor weather in the U.S. were the key contributors to the decline. When adjusted for revenue contributions from both the French market and PureGen, consolidated net revenue grew by approximately 3%.

U.S. net revenues for the first quarter of 2014 were $32.1 million, down approximately 3%, compared to $33.1 million reported for the first quarter of 2013. Excluding revenue contributions from PureGen in the first quarter of 2013, U.S. net revenues were relatively flat over the same period in 2013. U.S. hospital implant volumes came in strong, but were offset by continued industry pricing pressures.

International net revenues for the first quarter of 2013 were $17.1 million, down 1.5% compared to $17.4 million for the first quarter of 2013, or up approximately 3% on a constant currency basis. International sales were impacted by an anticipated decline in French revenue after our decision to exit the French market was announced in the third quarter of 2013. Excluding revenues from the cessation of sales in France, international revenues grew approximately 8% over the same period in 2013 on a constant currency basis.

Gross profit and gross margin for the first quarter of 2014 were $33.3 million and 67.7%, respectively, compared to $32.7 million and 64.9%, respectively, for the first quarter of 2013. Gross margin improvement reflects the ending of the Cross Medical settlement amortization combined with continued improvement at managing costs and streamlining operations.

Total operating expenses for the first quarter of 2014 were $38.0 million, reflecting an increase of approximately $3.9 million compared to the first quarter of 2013. This variance is driven primarily by $4.8 million of trial-related expenses related to the OrthoTec legal matter, $0.8 million of expenses associated with the restructuring of the Company’s French operations, offset by improvements in general and administrative expenses.

GAAP net loss for the first quarter of 2014 was $6.7 million or ($0.07) per share (basic and diluted), compared to a net loss of $2.6 million, or ($0.03) per share (basic and diluted) for the first quarter of 2013. Non-GAAP EPS, when adjusted for the OrthoTec trial-related expense items, as well as expenses associated with the ongoing restructuring of the Company’s French operations, was $0.01 per share (basic), compared to $0.00 per share (basic) for the first quarter of 2013.

Adjusted EBITDA in the first quarter of 2014 was $6.7 million, or 13.6% of revenues, compared to $6.1 million, or 12.1% of revenues reported in the first quarter of 2013. First quarter 2014 adjusted EBITDA represents net income excluding effects of interest, taxes, depreciation, amortization, stock-based compensation and the following items: $4.8 million in OrthoTec trial-

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related litigation expenses and $0.8 million of expenses related to restructuring of the Company’s French operations. Please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures” that follows for more detailed information.

Cash and cash equivalents were $23.8 million at March 31, 2014, compared to $21.3 million reported at December 31, 2013. Additionally, the Company has reported $17.8 million of restricted cash resulting from the draw-down of $20.0 million from the Deerfield credit facility on March 20, 2014, which must be used for payment obligations associated with the OrthoTec settlement.

2014 Financial Guidance

The Company reiterates annual 2014 revenue guidance of $208 million to $215 million, representing approximately 1.6% to 5% growth over 2013, or 4.5% to 8% when adjusted for prior year contributions associated with sales in France. The Company reaffirms guidance expectations for annual adjusted EBITDA of $30 million to $33 million in 2014, representing 19% to 31% growth over 2013, and representing approximately 14.4% to 15.3% of annual revenue.

Executive Leadership Changes

In a separate press release issued today, the Company announced that its board of directors has appointed James M. Corbett President, Chief Executive Officer and member of the board of directors, effective May 1, 2014. Mr. Corbett succeeds Les Cross, who has decided to retire as CEO, effective May 1, 2014. Mr. Cross will continue to serve as Chairman of the board of directors.

Conference Call

Alphatec Spine will webcast its Quarterly Update Call today at 5:00 p.m. EDT / 2:00 p.m. PDT. Les Cross, Alphatec’s Chairman and CEO will lead the call. During the call the Company plans to provide further details underlying its first quarter 2014 financial results.

To access the webcast, please log on to www.alphatecspine.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. For those without access to the internet, the live call may be accessed by phone by calling toll-free (877) 556-5251 (U.S. / Canada) or (720) 545-0036 (international), participant passcode number 30647906. A replay of the call will also be available on the investor relations section of Alphatec Spine’s website for at least 30 days.

Non-GAAP Information

Alphatec Spine reports certain non-GAAP financial measures such as non-GAAP earnings and earnings per share, adjusted for effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, restructuring expenses and transaction-related expenses. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as

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severance expense, trial-related litigation expenses, damages associated with ongoing litigation, restructuring expenses and transaction-related expenses. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. For completeness, Management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. These non-GAPP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops, manufactures and markets physician-inspired products and solutions for the treatment of spinal disorders associated with trauma, congenital deformities, disease and degeneration. The Company’s mission is to combine innovative surgical solutions with world-class customer service to improve outcomes and patient quality of life. The Company and its affiliates market products in the U.S. and in over 50 countries internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include the references to Alphatec Spine’s 2014 revenue and adjusted EBITDA guidance; the success of the Company to achieve the gross margin, profitability and adjusted EBITDA improvements; the success of the Company’s initiatives to drive global sales growth, increase margins and increase operating efficiencies. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, including without limitation the Arsenal system; the uncertainties regarding the ability to successfully license or acquire new products and the commercial success of such products; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including without limitation the Arsenal system, CoreX, Illico, Novel, Alphatec Solus, Zodiac Deformity and DiscoCerv products discussed in this press release; failure to successfully implement streamlining activities to create anticipated savings; failure to obtain FDA clearance or approval or international regulatory approvals for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; continuation of favorable third party payor reimbursement for procedures performed using the Company’s products; unanticipated

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expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any material litigation in which the Company is a defendant; patent infringement claims and claims related to the Company’s intellectual property. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2013, filed on March 20, 2014 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts—unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenues	$49,173	$50,443
Cost of revenues	15,433	17,270
Amortization of acquired intangible assets	446	431

Total cost of revenues	15,879	17,701

Gross profit	33,294	32,742
	67.7%	64.9%
Operating expenses:
Research and development	4,181	3,682
Sales and marketing	18,059	18,495
General and administrative	14,222	11,130
Amortization of acquired intangible assets	758	793
Restructuring expenses	776	—

Total operating expenses	37,996	34,100

Operating loss	(4,702)	(1,358)
Interest and other income (expense), net	(1,302)	(1,343)

Loss from continuing operations before taxes	(6,004)	(2,701)
Income tax provision (benefit)	669	(52)

Net loss	$(6,673)	$(2,649)

Net loss per common share:
Basic and diluted net loss per share	$(0.07)	$(0.03)

Weighted-average shares - basic and diluted	96,838	95,826

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands—unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$23,764	$21,345
Restricted Cash	17,750	—
Accounts receivable, net	38,838	41,395
Inventories, net	42,542	41,939
Prepaid expenses and other current assets	11,168	7,694
Deferred income tax assets	1,388	1,372

Total current assets	135,450	113,745
Property and equipment, net	28,136	28,030
Goodwill	183,088	183,004
Intangibles, net	37,176	39,064
Other assets	2,432	1,787

Total assets	$386,282	$365,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,462	$10,790
Accrued expenses	62,454	62,996
Deferred revenue	1,044	1,009
Common stock warrant liabilities	10,250	—
Current portion of long-term debt	4,189	4,924

Total current liabilities	94,399	79,719
Total long term liabilities	102,152	90,632
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	166,128	171,676

Total liabilities and stockholders’ equity	$386,282	$365,630

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts—unaudited)

	Three Months Ended
	March 31,
	2014	2013
Operating loss, as reported	$(4,702)	$(1,358)
Add back:
Depreciation	3,250	3,521
Amortization of intangible assets	397	1,514
Amortization of acquired intangible assets	1,204	1,224

Total EBITDA	149	4,901
Add back significant items:
Stock-based compensation	944	1,184
Litigation settlement and trial costs	4,779	—
Restructuring and other charges	812	—

EBITDA, as adjusted for significant items	$6,684	$6,085

Net loss, as reported	$(6,673)	$(2,649)
Add back:
Amortization of acquired intangible assets	1,204	1,224
Amortization of intangible assets	397	1,514
Litigation settlement and trial costs	4,779	—
Restructuring and other charges	812	—

Net income (loss), as adjusted for significant items	$519	$89

Net loss per common share—basic and diluted	$(0.07)	$(0.03)
Add back:
Amortization of acquired intangible assets	0.01	0.01
Amortization of intangible assets	0.00	0.02
Litigation settlement and trial costs	0.05	—
Restructuring and other charges	0.01	—

Net income (loss) per common share—basic, as adjusted for significant items	$0.01	$0.00

Weighted-average shares—basic and diluted	96,838	95,826

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages—unaudited)

	Three Months Ended		% Change As Reported	% Change Operations	% Change Foreign Currency
	March 31,
	2014	2013
Revenues by geographic segment
U.S.	$32,050	$33,062	-3.1%	-3.1%	0.0%
International	17,123	17,381	-1.5%	2.6%	-4.1%

Total revenues	$49,173	$50,443	-2.5%	-1.1%	-1.4%

Gross profit by geographic segment
U.S.	$23,050	$22,417
International	10,244	10,325

Total gross profit	$33,294	$32,742

Gross profit margin by geographic segment
U.S.	71.9%	67.8%
International	59.8%	59.4%

Total gross profit margin	67.7%	64.9%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2014 revenues due to the change in foreign exchange rates for the periods presented.

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ALPHATEC HOLDINGS, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts—unaudited)

	Three Months Ended March 31, 2014
	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues	$49,173	$—		$49,173
Cost of revenues	15,433	—		15,433
Amortization of acquired intangible assets	446	—		446

Total cost of revenues	15,879	—		15,879

Gross profit	33,294	—		33,294
	67.7%			67.7%
Operating expenses:
Research and development	4,181	—		4,181
Sales and marketing	18,059	—		18,059
General and administrative	14,222	(4,779	)(a)	9,443
Amortization of acquired intangible assets	758	—		758
Restructuring expenses	776	(776	)(b)	—

Total operating expenses	37,996	(5,555)		32,441

Operating (loss) income	(4,702)	5,555		853
Interest and other income (expense), net	(1,302)	—		(1,302)

Loss from continuing operations before taxes	(6,004)	5,555		(449)
Income tax provision	669	—		669

Net loss	$(6,673)	$5,555		$(1,118)

Notes:

(a)	Amount consists of Orthotec ltigation trial related costs of $4.8 million.
(b)	Employee severance and facility closing costs accrued for the restructuring of the Company’s French operations.

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